Exhibit 10.18

Debt-for-Equity Conversion Agreement

Lender: CHENHUI FENG (hereinafter referred to as “Party A”)

Domicile of the Lender: B4, No.700, Biyun Road, Pudong New District, Shanghai

Passport No. of the Lender: 531071230

Debtor: CH-AUTO Technology Co., Ltd. (hereinafter referred to as “Party B”)

Domicile of the Debtor: Building 2, Yard 1, Shijun Street North, Renhe Town, Shunyi District, Beijing (Technological Innovation Function Area)

Business License Registration No. of the Debtor: 91110113599641305P

Legal Representative: Lu Qun

Party B has a rigid demand for capital due to its development needs. As an important contract partner, Party A has supported the development of Party B by proving cash loans since 2020. Whereas the Parties upon negotiation agree to convert part of the loan amount of Party A into the equity of Party B, Party A and Party B agree as follows:

1. As of April 1, 2022, Party B has an outstanding loan amount of RMB 319,000,000 to Party A, of which RMB 190,000,000 debt is converted into Party B's equity in the form of an increase to Party B’s capital, RMB 76,000,000 to registered capital and RMB 114,000,000 to contributed surplus. Party B and existing shareholders agree to accept this share conversion and capital increase of Party A. Upon the share conversion and capital increase, Party B’s shareholding is shown as below:

No.	Shareholder Name/Designation	Capital Contribution Subscribed (RMB ’0,000)	Number of shares	Mode of Contribution
1	FENG CHENHUI	19,000.00	76,000,000 shares	Debt-to-equity
Total		19,000. 00	76,000,000 shares

2. The remaining RMB 129,000,000 is still the creditor's right against the debtor.

3. Closing arrangements:

(1) The date of signing the Agreement is deemed as the day when the full capital increase has been paid into Party B's bank account;

(2) After the date of signing the Agreement, Party B shall complete change registration with the administration for industry and commerce of this share conversion and capital increase as soon as possible.

4. Undertakings and Warranties:

(1) The lender has fulfilled the contractual obligations corresponding to the creditor's rights, and does not violate the prohibitive provisions of laws, administrative regulations, the State Council’s decisions or the Articles of Association;

(2) Where the laws, administrative regulations, or the State Council's decisions stipulate that the conversion of debt into equity must be approved, the approval has already been obtained according to law.

(3) The execution of the Agreement has been validly authorized by each of the Parties.

5. Duty of Confidentiality

Unless otherwise agreed herein, each Party hereto shall do its best to keep strictly confidential any technical and commercial information and undisclosed information and data (whether written or oral, whether tangible or intangible) of all the other Parties, including any content of the Agreement and other possible cooperation matters and transactions among the Parties, which they have obtained as a result of negotiating, signing or performing the Agreement. Any Party shall allow its directors, officers, employees, agents, advisors, subcontractors, suppliers, customers and other persons to obtain the above information only when necessary to properly perform the obligations under the Agreement.

6. Liability for Breach of the Agreement: Any breach of the provisions of the Agreement by either Party hereto shall entitle the other Party, in addition to its other rights under the Agreement, to claim compensation for any loss thus incurred.

7. Dispute Resolution: Any dispute arising out of or in connection with the Agreement shall be settled by the Parties hereto through friendly consultation as much as possible. If no agreement can be reached through such friendly consultation, either Party may submit the dispute with the People’s Court in the place where the defendant is located for litigation.

8. Miscellaneous

(1) The Agreement is made in two (2) originals, one (1) for each Party and each being equally authentic.

(2) The Agreement shall take effect on the date of signature by both Parties.

(End of text)

Lender: CHENHUI FENG (signature)	/s/ Chenhui Feng

Date: April 1, 2022

Debtor: CH-AUTO Technology Co., Ltd. (seal)

Date: April 1, 2022

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